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Exhibit 10.18

AMENDMENT NO. 01 ("Amendment")
TO LOAN AND SECURITY AGREEMENT NO. 4611

Entered into as of July 14, 2006 by and between
 LIGHTHOUSE CAPITAL PARTNERS, L.P. ("Lender")
and NOVACARDIA, INC. ("Borrower").

RECITALS

        WHEREAS, Borrower and Lender have previously entered into that certain Loan and Security Agreement No. 4611 dated as of March 21, 2005, (the "Loan and Security Agreement"; all initially capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Loan and Security Agreement) together with the other agreements and instruments entered into in connection therewith (collectively, the "Loan Documents"); and

        WHEREAS, Advances under the Loan and Security Agreement are currently $5,000,000; and

        WHEREAS, Lender agrees to amend the Loan Documents to allow Lender to provide to Borrower additional financing capacity in the amount of $3,000,000; and

        WHEREAS, Borrower and Lender each have agreed to amend the Loan Documents subject to Borrower's performance of the terms and conditions hereof.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree to modify the Loan Documents by entering into this Amendment and Borrower agrees to perform such other covenants and conditions as follows:

A)
Loan and Security Agreement

        (i)    Definitions—The following definitions shall be added to the Loan and Security Agreement:

        "Bridge Loan Commitment" means $3,000,000.

        "Bridge Loan Commitment Termination Date" means the 60th day following the date hereof.

B)
Additional Terms and Conditions

        1.     Warrant.    Borrower shall issue to Lender a warrant in the form of EXHIBIT A attached hereto.

        2.     Note.    Borrower shall issue to Lender a Bridge Note (the "Bridge Loan Note") in the form of EXHIBIT B attached hereto. Subject to the terms in the Bridge Loan Note, Lender shall make Advances to Borrower up to the principal amount of the Bridge Loan Commitment, before the Bridge Loan Commitment Termination Date.

        3.     Expenses.    Borrower shall pay reasonable fees and expenses incurred by Lender's legal counsel in connection with the preparation and negotiation of documentation related to this Amendment. Such expenses are due and payable when billed.

        Except as amended hereby, the Loan Documents remain unmodified and unchanged and ratified by Borrower as though fully set forth herein. Lender and Borrower have executed this Amendment as of the date first written above.

BORROWER:		LENDER:
NOVACARDIA, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.
		By:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner
By:	/s/ Randall E. Woods	By:	/s/ Dennis Ryan
Name:	Randall E. Woods	Name:	Dennis Ryan
Title:	President and CEO	Title:	Chief Financial Officer

EXHIBIT A
WARRANT

        THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

PREFERRED STOCK PURCHASE WARRANT

Warrant No. PAWLH-2	Number of Shares: TBD Shares: Preferred Stock Subject to increase as set forth below

NOVACARDIA, INC.

Effective as of July 14, 2006

Void after July 14, 2013

        1.    Issuance.    This Preferred Stock Purchase Warrant (the "Warrant") is issued to LIGHTHOUSE CAPITAL PARTNERS V, L.P. by NOVACARDIA INC., a Delaware corporation (hereinafter with its successors called the "Company").

        2.    Purchase Price; Number of Shares.

        (a)   The registered holder of this Warrant (the "Holder"), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company, that number of fully paid and nonassessable shares of Preferred Stock equal to (A) 5% of the Aggregate Advances multiplied by the number of full calendar months (or pro rata portion of such amount for any partial calendar month, based on a 30-day month) (but in any event at least $150,000, regardless of whether there are any Advances under the Bridge Loan Commitment), divided by (B) the Purchase Price. This Warrant will not become exercisable for Series A Preferred Stock unless and until the Next Round of Financing has not closed by December 31, 2006 (the "Financing Cutoff Date"). If Holder exercises all or a portion of this Warrant prior to the closing of the Next Round of Financing or Financing Cutoff Date, then the Holder will be entitled to receive shares of the Next Round Stock, when and if such shares of Next Round Stock are issued in the Next Round Financing.

        In addition to other terms which may be defined herein, the following terms, as used in this Warrant, shall have the following meanings:

        (i)    "Aggregate Advances" means the aggregate original dollar amount of all Advances made under the Bridge Loan Note, as defined in the Loan Agreement.

        (ii)   "Loan Agreement" means that certain Loan and Security Agreement No. 4611 dated March 21, 2005 between the Company and Lighthouse Capital Partners V, L.P., as amended by Amendment No, 1 to Loan and Security Agreement No. 4611 dated as of the date hereof.

        (iii) "Next Round Financing" means the Company's next bona fide round of preferred stock equity financing resulting in net aggregate proceeds to the Company in an amount equal to or in excess of $5,000,000.

        (iv)  "Next Round Stock" means any new series of the Company's preferred equity securities issued in connection with the Next Round Financing.

        (v)   "Preferred Stock" means those shares of Next Round Stock or Series A Preferred Stock, as the case may be, issued or issuable upon exercise of this Warrant.

        (vi)  "Purchase Price" means (i) if this Warrant is exercisable for shares of Next Round Stock, the lowest price per share paid by an investor for a share of Next Round Stock in connection with the Next Round Financing or (ii) if this Warrant is exercisable for shares of Series A Preferred Stock, $0.84 per share.

        (vii) "Series A Preferred Stock" means the Company's Series A Preferred Stock, $0.001 par value per share.

        If prior to the closing of the Next Round Financing, the Company enters into a Reorganization (as hereinafter defined), then the Warrant shall be treated as if it is exercisable for Series A Preferred Stock and the Purchase Price shall be $0.84 per share.

        Any capitalized term not defined herein shall have the meaning as set forth in the Loan Agreement.

        Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons in whose name or names any certificate representing shares of Preferred Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

        3.    Payment of Purchase Price.    The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.

        4.    Net Issue Election.    The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Preferred Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Preferred Stock as is computed using the following formula:

X =	Y(A-B) A
where:	X =	the number of shares of Preferred Stock to be issued to the Holder pursuant to this Section 4.
	Y =	the number of shares of Preferred Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.
	A =	the Fair Market Value (defined below) of one share of Preferred Stock, as determined at the time the net issue election is made pursuant to this Section 4.
	B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

        "Fair Market Value" of a share of Preferred Stock (or fully paid and nonassessable shares of the Company's common stock, $0.001 par value (the "Common Stock") if the preferred Stock has been automatically converted into Common Stock) as of the date that the net issue election is made (the "Determination Date") shall mean:

        (i)    If the net issue election is made in connection with and contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the 1933 Act (a "Public Offering"), and if the Company's Registration Statement relating to such Public Offering ("Registration Statement") has been declared effective by the Securities and Exchange Commission, then the initial "Price to Public" specified in the final prospectus with respect to such offering multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible.

        (ii)   If the net issue election is not made in connection with and contingent upon a Public Offering, then as follows:

          a)    If traded on a securities exchange or the Nasdaq National Market, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market over the five day period ending five trading days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible;

          b)    If otherwise traded in an over-the-counter market, the fair market value of the Common Stock shall be deemed to be the average of the closing ask prices of the Common Stock over the five day period ending five trading days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible; and

          c)     If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the Company's Board of Directors.

        5.    Partial Exercise.    This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

        6.    Fractional Shares.    In no event shall any fractional share of Preferred Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant in its entirety, the Holder would, except as provided in this Section 6, be entitled to receive a fractional share of Preferred Stock, then the Company shall, in lieu of such fractional share, make a cash payment for such fractional share on the basis of the Purchase Price then in effect.

        7.    Expiration Date; Automatic Exercise.    This Warrant shall expire at the close of business on July 14, 2013, and shall be void thereafter (the "Expiration Date"). Notwithstanding the foregoing, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of Section 4 hereof, without any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise expire pursuant to the preceding sentence, provided, however, that the Company shall have no obligation to issue any shares of Preferred Stock hereunder until the Holder has surrendered this Warrant to the Company as provided herein.

        8.    Reserved Shares; Valid Issuance.    The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Preferred Stock and Common Stock free from all preemptive or similar rights therein, as will be sufficient to permit, respectively, the exercise of this Warrant in full and the conversion into shares of Common Stock of all shares of Preferred Stock receivable upon such exercise. The Company further covenants that such shares as may be issued pursuant to such exercise and/or conversion will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

        9.    Stock Splits and Dividends.    If after the date hereof the Company shall subdivide the Preferred Stock, by split-up or otherwise, or combine the Preferred Stock, or issue additional shares of Preferred Stock in payment of a stock dividend on the Preferred Stock, the number of shares of Preferred Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

        10.    Adjustments for Diluting Issuances.    The other antidilution rights applicable to the Preferred Stock and the Common Stock of the Company are set forth in the Company's Certificate of Incorporation, as amended from time to time (the "Certificate"), a true and complete copy in its current form which is attached hereto as Exhibit A. Such rights shall not be restated, amended or modified in any manner which affects the Holder differently from the other holders of the same series of Preferred Stock into which this Warrant is exercisable without such Holder's prior written consent. The Company shall promptly provide the Holder hereof with any restatement, amendment or modification to the Certificate promptly after the same has been made. For clarification, the "pay to play" provisions of the Certificate apply only to the holders of Preferred Stock and not holders of warrants to acquire Preferred Stock. In no event shall the Preferred Stock be construed to mean Company's Series A-1 Preferred Stock upon or prior to the exercise hereof. After exercise, the holder of the Preferred Stock shall have the same rights as other holders of the Preferred Stock as set forth in the Certificate.

        11.    Mergers and Reclassifications.    If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Preferred Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the net issue election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 11, the term "Reorganization" shall include without limitation any reclassification, capital reorganization or change of the Preferred Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Preferred Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

        12.    Certificate of Adjustment.    Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company's chief financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

        13.    Notices of Record Date, Etc.    In the event of:

        (a)   any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

        (b)   any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

        (c)   any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least twenty (20) business days prior to the date specified in such notice on which any such action is to be taken.

        14.    Representations, Warranties and Covenants.    This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

        (a)   The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

        (b)   The shares of Preferred Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

        (c)   The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Preferred Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Certificate or bylaws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity.

        (d)   As long as this Warrant is, or any shares of Preferred Stock issued upon exercise of this Warrant or any shares of Common Stock issued upon conversion of such shares of Preferred Stock are, issued and outstanding, the Company will provide to the Holder the financial and other information described in that certain Loan Agreement.

        (e)   As of the date hereof, the authorized capital stock of the Company consists of (i) 70,736,668 shares of Common Stock, of which 2,076,219 shares are issued and outstanding, and (ii) 34,098,286 shares of Series A Preferred Stock, of which 26,190,477 are issued and outstanding shares; and (iii) 34,098,286 shares of Series A-1 Preferred Stock, of which none are issued and outstanding shares. As of the date hereof, 357,143 shares of Series A Preferred Stock are reserved for issuance upon the exercise of this Warrant and 357,143 shares of Common Stock are reserved for issuance upon the conversion of such Series A Preferred Stock into Common Stock. Attached hereto as Exhibit B is a capitalization table summarizing the capitalization of the Company. Once per calendar quarter, the Company will provide Holder with a current capitalization table indicating changes, if any, to the number of outstanding shares of common stock and preferred stock.

        15.    Registration Rights.    The Company shall grant to the Holder all the rights of a "Holder" under the Company's Investors' Rights Agreement dated as of August 18, 2003, as amended (the "Rights Agreement"), including, without limitation, the registration rights contained therein, and agrees to amend the Rights Agreement so that (i) the shares of Common Stock issuable upon conversion of the Shares of Preferred Stock issuable upon exercise of this Warrant shall be "Registrable Securities," and (ii) the Holder shall be a "Holder" for all purposes of such Rights Agreement; provided, however, that if this Warrant is exercisable for Series A Preferred Stock, the Holder shall have the same rights as the holders of Series A Preferred Stock and if the Warrant is exercisable for shares of Next Round Stock, then the Holder shall have the same rights as the holders of the Next Round Stock and the Company shall not be obligated to seek an amendment to the Investors' Rights Agreement, to include as "Registrable Securities" thereunder the shares of Common Stock issuable upon conversion of the Shares of Preferred Stock issuable upon exercise of this Warrant, until the earlier of the closing of the Next Round Financing or the Financing Cutoff Date.

        16.    Amendment.    The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder.

        17.    Representations and Covenants of the Holder.    This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

        (a)   Investment Purpose.    The right to acquire the Preferred Stock issuable upon exercise of the Holder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

        (b)   Accredited Investor.    Holder is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

        (c)   Private Issue.    The Holder understands (i) that the Preferred Stock issuable upon exercise of the Holder's rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 17.

        (d)   Financial Risk.    The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment. The Holder further acknowledges that it has had access to all information concerning the Company which it has requested.

        18.    Notices, Transfers, Etc.

        (a)   Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.

        (b)   Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Preferred Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

        (c)   In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant.

        19.    No Impairment.    The Company will not, by amendment of its Certificate or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

        20.    Governing Law.    The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to its principles regarding conflicts of laws.

        21.    Successors and Assigns.    This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

        22.    Business Days.    If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

        23.    Rights as Stockholders.    No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Preferred Stock or otherwise be entitled to any voting or other rights as a stockholder (other than rights granted under the terms of this Warrant and as a "Holder" under the Rights

Agreement, as "Holder" is defined in the Rights Agreement) of the Company, until this Warrant shall have been exercised and the shares purchasable upon the exercise shall have become deliverable, as provided herein.

        24.    Compliance with Securities Act.    The Holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the Preferred Stock to be issued upon exercise hereof (and Common Stock issuable upon conversion thereof), are being acquired for investment purposes only and that such Holder will not offer, sell or otherwise dispose of this Warrant or any Preferred Stock to be issued upon exercise (and Common Stock issuable upon conversion thereof), hereof except under circumstances which will not result in a violation of the 1933 Act. This Warrant and all Preferred Stock issued upon exercise of this Warrant (and Common Stock issuable upon conversion thereof) (in each case, unless registered under the 1933 Act) shall be stamped or imprinted with a legend in substantially the following form:

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, EXCEPT THAT NO SUCH OPINION SHALL BE REQUIRED IF SUCH SALE IS PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT.

        25.    Qualifying Public Offering.    If the Company shall effect a firm commitment underwritten public offering of shares of Common Stock which results in the conversion of the Preferred Stock into Common Stock pursuant to the Certificate in effect immediately prior to such offering, then, effective upon such conversion, this Warrant shall change from the right to purchase shares of Preferred Stock to the right to purchase shares of Common Stock, and the Holder shall thereupon have the right to purchase, at a total price equal to that payable upon the exercise of this Warrant in full, the number of shares of Common Stock which would have been receivable by the Holder upon the exercise of this Warrant for shares of Preferred Stock immediately prior to such conversion of such shares of Preferred Stock into shares of Common Stock, and in such event appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including, without limitation, the provisions for the adjustment of the Purchase Price and of the number of shares purchasable upon exercise of this Warrant and the provisions relating to the net issue election) shall thereafter be applicable to any shares of Common Stock deliverable upon the exercise hereof.

        26.    Value.    The Company and the Holder agree that the value of this Warrant on the date of grant is $100. Notwithstanding the foregoing, the Company shall be entitled to report a different value for the Warrant for tax purposes if its financial and tax advisors advise the Company that a different value should be used for such purposes.

NOVACARDIA, INC.
By:
Name:
Title:

Subscription

To:
Date:

        The undersigned hereby subscribes for                                                               shares of Preferred Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

Signature
Name for Registration
Mailing Address

1

Net Issue Election Notice

To:	Date:

        The undersigned hereby elects under Section 4 to surrender the right to purchase shares of Preferred Stock pursuant to this Warrant. The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:

Signature
Name for Registration
Mailing Address

1

Assignment

        For value received                                                               hereby sells, assigns and transfers unto

[Please print or typewrite name and address of Assignee]

the within Warrant, and does hereby irrevocably constitute and appoint                                                               its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:
Signature
Name for Registration
In the Presence of:

1

EXHIBIT A
Amended and Restated Certificate of Incorporation, as amended

See attached pages.

1

EXHIBIT B

Capitalization Table

EXHIBIT B

BRIDGE NOTE

$3,000,000.00

        This BRIDGE NOTE (this "Note") is made                                                              , by NOVACARDIA, INC. ("Borrower") in favor of LIGHTHOUSE CAPITAL PARTNERS V, L.P. (collectively with its assigns, "Lender"). Initially capitalized terms used and not otherwise defined herein are defined in that certain Loan and Security Agreement No. 4611 between Borrower and Lender dated March 21, 2005, as amended to date (the "Loan Agreement").

        FOR VALUE RECEIVED, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 500 Drake's Landing Road, Greenbrae, California 94904, or such other place as Lender may from time to time designate ("Lender's Office"), on the Maturity Date, the principal sum of $3,000,000.00 (the "Advance"), including interest on the unpaid balance at the Basic Rate and all other amounts due or to become due hereunder according to the terms hereof and of the Loan Agreement.

        "Basic Rate" means a fixed per annum rate of interest equal to 7%.

        "Maturity Date" means the 60th day following the date hereof.

        1.     Repayment.    Borrower shall pay principal and interest due hereunder in full on the Maturity Date.

        2.     Interest.    Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender's option, and thereafter bear like interest as principal. Interest shall be computed on the basis of a 360 day year. All Obligations not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid hereunder will be applied to the Obligations in Lender's discretion and as provided in the Loan Agreement.

        3.     Voluntary Prepayment.    This Note can be prepaid in whole or in part.

        4.     Collateral.    This Note is secured by the Collateral.

        5.     Waivers.    Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as a defense to any action on this Note.

        6.     Choice of Law; Venue.    THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER EACH

HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

        7.     Miscellaneous.    THIS NOTE MAY BE MODIFIED ONLY BY A WRITING SIGNED BY BORROWER AND LENDER. Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. "Hereof," "herein," "hereunder," and similar words refer to this Note in its entirety. "Or" is not necessarily exclusive. "Including" is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties' respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.

        IN WITNESS WHEREOF, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

NOVACARDIA, INC.

By:
Name:	Randall E. Woods
Title:	President and CEO

QuickLinks

  Exhibit 10.18
AMENDMENT NO. 01 (" Amendment ") TO LOAN AND SECURITY AGREEMENT NO. 4611
EXHIBIT B Capitalization Table
EXHIBIT B BRIDGE NOTE